EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors of Dex Media East LLC (the “Company”) hereby constitute and appoint George Burnett, Robert M. Neumeister, Jr. and Frank M. Eichler and each of them, his true and lawful attorneys-in-fact with full power of substitution, for him and in his name, place and stead, in any and all capacities, to execute the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and any and all amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been duly executed below by the following persons in the capacities indicated on this 24th day of March, 2005.

Signature	Title

/S/ JAMES A. ATTWOOD, JR.	Co-Chairman of the Board
James A. Attwood, Jr.

/S/ ANTHONY J. DE NICOLA	Co-Chairman of the Board
Anthony J. de Nicola

/S/ JOHN ALMEIDA, JR.	Director
John Almeida, Jr.

/S/ R. GLENN HUBBARD	Director
R. Glenn Hubbard

/S/ RUSSELL T. LEWIS	Director
Russell T. Lewis

/S/ WILLIAM E. KENNARD	Director
William E. Kennard

/S/ BRUCE E. ROSENBLUM	Director
Bruce E. Rosenblum

/S/ SANJAY SWANI	Director
Sanjay Swani